EXHIBIT 3.1
CERTIFICATE OF INCORPORATION
W HOLDING COMPANY, INC.
FIRST
     The name of this corporation is “W Holding Company, Inc.” (herein after “Holding”).
SECOND
     The principal office of Holding, which is also its postal and physical address, shall be located at 19 W. McKinley Street, Mayaguez, Puerto Rico 00680. Holding will serve as its Resident Agent, at this same address.
THIRD
     The term of existence of Holding is perpetual.
FOURTH
     The purpose of Holding is to engage, for profit, in any lawful acts or businesses for which corporations may be organized under the General Corporations Law of the Commonwealth of Puerto Rico, as amended from time to time (hereinafter, as so amended, the “Corporations Law”).
FIFTH
     The business and activities of Holding shall be under the authority of a Board of Directors composed of the number of directors fixed from time to time by resolution of an absolute majority of the Board of Directors, provided that the number of directors shall be an odd number and not less than five (5) nor more than nine (9). The Board of Directors shall be divided into three classes of approximately equal numbers of directors. The members of each class shall be elected by Holding’s stockholders at the annual meeting for three-year terms and shall remain in office until their successors have been duly elected and qualified. A majority of the directors holding office shall constitute a quorum at meetings of the Board of Directors.
     The directors shall have such qualifications, shall be subject to such responsibilities, shall comply with such requirements and shall hold office pursuant to the provisions of the Corporations Law and the By-laws of Holding.
     Any vacancy in the Board of Directors may be filled by a majority of the votes of the directors then holding office. A director elected to fill a vacancy so created shall be elected to serve the term of such directorship and until a successor has been duly elected and sworn in their office.
     Upon the filing of this Certificate of Incorporation at the Department of State of the Commonwealth of Puerto Rico, the following persons, having the indicated mailing addresses, shall serve as the initial directors of Holding, which directors shall hold office, unless sooner removed or disqualified, until the end of their terms at the annual meeting of Holding in the year indicated below and until their successors are elected or are appointed.

NAMES AND ADDRESSES OF DIRECTORS	TERMS ENDING
Fidel Pino Cros 19 W. McKinley Street Mayaguez, Puerto Rico 00680	2001

Pedro R. Dominguez 19 W. McKinley Street Mayaguez, Puerto Rico 00680	2001

Fredeswinda G. Frontera 19 W. McKinley Street Mayaguez, Puerto Rico 00680	1999

Angel Luis Rosas 19 W. McKinley Street Mayaguez, Puerto Rico 00680	2000

Cesar A. Ruiz 19 W. McKinley Street Mayaguez, Puerto Rico 00680	1999

Frank C. Stipes 19 W. McKinley Street Mayaguez, Puerto Rico 00680	2000

Cornelius Tamboer 19 W. McKinley Street Mayaguez, Puerto Rico 00680	1999
     The personal liability of the directors of Holding in cases of monetary, claims for damages resulting from the breach of the fiduciary duties as director is eliminated, provided that this provision does not eliminate or limit the liability of the director for: (i) any breach of the duty of loyalty of the director to Holding or its stockholders; (ii) acts or omissions not in good faith, or which involve intentional misconduct or knowing violations of law; (iii) unlawful payments of dividends or purchase and redemption of stock; or (iv) any transaction where the director derives an improper personal benefit.
SIXTH
     The authorized capital stock of Holding shall be FIVE HUNDRED AND FIFTY MILLION DOLLARS ($550,000,000) represented by FIVE HUNDRED MILLION (500,000,000) shares of common stock, $1.00 par value per share (the “Common Stock”), and FIFTY MILLION (50,000,000) shares of preferred stock, $1.00 par value per share (“Preferred Stock”). The shares may be issued by Holding from time to time as authorized by the Board of Directors without the further approval of stockholders, except as otherwise provided in this Article SIXTH or to the extent that such approval is required by governing law, rule or regulation.
     The holders of Common Stock and Preferred Stock shall be entitled to dividends at the rate and on the conditions and terms which shall be stated in the resolutions providing for the issuance of such stock and adopted by the Board of Directors pursuant to the Corporations Law. When dividends have been paid on the Preferred Stock in accordance with the preferences to which they are entitled, or when such dividends have been declared and set aside for payment, then dividends may be paid on the Common Stock from the remaining assets of Holding which are available for the payment of dividends, pursuant to provisions of the Corporations Law.

     The holders of the Preferred Stock shall have, upon dissolution of Holding, or upon any distribution of its assets, the rights stated in the resolutions providing for the issue of such stock and adopted by the Board of Directors pursuant to the Corporations Law.
     The Board of Directors is expressly authorized to provide, when it deems necessary, for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed ten votes per share, or without voting powers; and with such designations, powers, preferences, rights, qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions of the Board of Directors, authorizing such issuance, including (but without limiting the generality of the foregoing) the following:
     (a) the designation of such series;
     (b) the dividend rate of such series, the conditions and dates upon which the dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of Holding, and whether such dividends shall be cumulative or non-cumulative;
     (c) whether the shares of such series shall be subject to redemption by Holding, and if made subject to such redemption, the terms and conditions of such redemption;
     (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
     (e) whether the shares of such series shall be convertible and if provision be made for conversion, the terms of such conversion;
     (f) the extent, if any, to which the holders of such shares shall be entitled to vote; provided, however, that in no event, shall any holder, of any series of preferred stock be entitled to more than ten votes for each such share;
     (g) the restrictions and conditions, if any, Upon the issue or re-issue of any additional preferred stock ranking on a parity with or prior to such shares as to dividends or upon dissolution; and
     (h) the rights of the holders of such shares upon dissolution of, or upon distribution of assets of Holding, which rights may be different in the case of a voluntary dissolution.
SEVENTH
     The Board of Directors has approved the issuance of shares of its 7.125% Non-Cumulative, Convertible Preferred Stock, Series A, liquidation preference $25.00 per share, par value ‘$1.00 per share, which shall have the same terms and preferences as the 7.125% Non-Cumulative, Convertible Preferred Stock, 1998 Series A, liquidation preference $25.00 per share, par value $1.00 per share, previously issued by Westernbank Puerto Rico, with only such changes as necessary to reflect the change in issuer. The Board of Directors of Holding has fixed the powers, preferences, rights, and qualifications, limitations and restrictions as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “7.125% Non-Cumulative, Convertible Preferred Stock, Series A” (hereinafter referred to as “Series A Preferred Stock”), and the number of shares constituting such series shall be 1,219,000, which number may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) from time to time by the Board of Directors.

     (b) The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of the Common Stock and to all other equity securities issued by Holding the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock (or to all series of Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with all equity securities issued by Holding the terms of which specifically provide that such equity securities will rank on a parity to the Series A Preferred Stock (or to all series of Preferred Stock in general) as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by Holding the terms of which specifically provide that such equity securities will rank senior to the Series A Preferred Stock (or to all series of Preferred Stock in general) as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) Holding may not issue capital stock of Holding ranking, as to dividend rights or rights on liquidation, senior to the Series A Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series A Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividend Rights.
     (a) The holders of Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of Holding, out of assets of Holding legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 7.125% of the liquidation preference of $25 per share (equivalent to $1.78125 per share per annum), (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of Holding on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be flied by the Board of Directors of Holding. The amount of Dividends paid for any monthly dividend period will be computed on the basis of twelve 30-day months and a 360-day year. The amount of Dividends payable for any period shorter than a full monthly dividend period will be computed on the basis of the actual number of days elapsed in such period.
     (b) Dividends shall be non-cumulative. Holding is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of Holding or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series A Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date and Holding will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series A Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or Holding has defaulted on the payment of the redemption price of any Series A Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by Holding (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all Dividends and dividends upon any Parity Stock shall be declared pro rata so that the amount of dividends declared upon such series of capital stock shall in all cases bear to each other the same ratio that full Dividends for the then-current dividend period (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods) and full dividends, including required or permitted accumulations, if any, on such Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series A Preferred Stock.
     3. Conversion Rights.
     (a) At any time on or after 90 days after the Issue Date, unless previously redeemed, any holder of record of the Series A Preferred Stock may convert, at its option, any outstanding share of the Series A Preferred Stock owned by such holder into .995 shares (subject to adjustment upon certain events) of fully paid and non-assessable Common Stock (calculated as to each conversion to the nearest 1/100th of a share) for each share of Series A Preferred Stock. The right to convert a share of the Series A Preferred Stock called for redemption will terminate at the close of business on the fifth Business Day immediately prior to the date fixed for redemption (the “Redemption Date”) for such share, Unless Holding fails to pay the applicable redemption price. The conversion ratio per share of Series A Preferred Stock is subject to adjustment upon certain events, including (a) the issuance of Common Stock as a dividend or distribution with respect to the outstanding Common Stock, (b) subdivisions of the Common Stock, (c) the issuance to holders of Common Stock of rights or warrants to subscribe for Common Stock at less than the then-current market price, (d) the distribution to holders of Common Stock of any shares of capital stock of Holding (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings), or rights or warrants to subscribe for securities of Holding other than those described above, (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding paragraph applies) to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by Holding or any of its subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of Holding’s market capitalization (defined as being the product of the then current market price of the Common Stock times the number of shares of Common Stock then outstanding) on the re date of such distribution, and (1) the completion of a tender or exchange offer made by Holding or of its subsidiaries for Common Stock that involves an aggregate consideration that, together wit any cash and other consideration payable in a tender or exchange offer by Holding or any a subsidiaries for Common Stock expiring within the 12 months preceding the expiration of tender or exchange offer in respect of which no adjustment has been made and (ii) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of Common S within the 12 months preceding the expiration of such tender or exchange offer in respect of w no adjustments have been made, exceeds 15% of Holding’s market capitalization on the expiration such tender offer. No adjustments in the conversion ratio will be required, however, unless adjustment would require a change of at least one percent in the conversion ratio. Each adjustment of less than one percent in the conversion ratio will be carried forward and taken into account in subsequent adjustment. The adjustment will be made not later than such time as may be require order to preserve the tax-free nature of a distribution to the holders of shares of Common St Holding will be entitled to make such reductions in the conversion ratio, in addition to those required by the provisions described above, as it in its discretion may determine to be advisable in order certain stock related distributions which may be made by Holding to its stockholders will no taxable.
     In items (a) and (b) above in this Section 3(a), the conversion ratio per SI of Series A Preferred Stock in effect immediately prior to such actions shall be adjusted so that holders of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of Holding that they would have owned or been entitled to receive immediately following such actions had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such events. An adjustment made pursuant to this paragraph shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the holders of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of Holding, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion ratio between or among such shares of capital stock or shares of Common Stock and other capital stock.
     In item (c) above in this Section 3(a), the holders of any shares of Series A Preferred Stock shall be entitled to receive such rights, warrants or options to subscribe for or purchase shares of Common Stock that they would have received or been entitled to receive if such shares of Series A Preferred Stock had been converted into shares of Common Stock immediately prior to the issuance of such rights, warrants or options. Such computation shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, warrants or options. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at less than such current market price, there shall be taken into account any consideration received by Holding for such rights, warrants or options (and for such convertible securities), and the value of such consideration, if other than cash, shall be determined by the Board of Directors (whose determination shall be conclusive). If at the end of the period during which such rights, warrant options are exercisable not all such rights, warrants or options shall have been exercised, the rights, warrants or options that the holders of Series A Preferred Stock were entitled to receive shall be adjusted based on the number of additional shares of Common Stock actually issued.
     In item (d) above in this Section, 3(a), the holders of any shares of Series A Preferred Stock shall be entitled to receive such shares of capital stock, evidences of indebtedness or assets, and such rights, warrants or options to subscribe for or purchase capital stock of Holding, that they would have received or been entitled to receive if such shares of Series A Preferred Stock had been converted into shares of Common Stock immediately prior to the issuance of such shares of capital stock, evidences of indebtedness or assets, and such rights, warrants or options to subscribe or purchase capital stock of Holding.
     In items (e) and (f) above in this Section 3(a), each holder of shares of Series A preferred Stock who converts such shares into shares of Common Stock will be entitled to receive upon such conversion, in addition to the shares of Common Stock, such additional consideration such stockholder would have received had such shares of Series A Preferred Stock been converted into shares of Common Stock immediately prior to the record date of such distributions described in item and (1) above in this Section 3(a).
     Notwithstanding anything in this section to the contrary, with respect to any rights, warrants or options, if such rights, warrants or options are only exercisable upon the occurrence of certain triggering events, then for purposes of this section such rights, warrants or options shall not be deemed issued or distributed until such triggering events occur and such rights, warrants or options become exercisable.
     (b) No fractional shares of Common Stock will be issued upon conversion of Series A Preferred Stock. Any fractional interest in a share of Common Stock resulting from a version of a share of Series A Preferred Stock will be paid in cash based on the closing price of Common Stock on the trading day immediately preceding the day of conversion.
     (c) Conversion of Series A Preferred Stock will be effected by surrendering certificates evidencing such shares, together with a proper assignment of the certificates to Holding or in blank, to the office or agency to be maintained by Holding for that purpose. In case fewer than all the shares represented by any such certificate are converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof.
     (d) In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of Holding with, or merger of Holding with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of Holding, each holder of Series A Preferred Stock then outstanding will have the right thereafter to convert its Series A Preferred Stock into the kind and amount of securities, cash and other property that the holder would have been entitled to receive if the holder had held the Common Stock issuable upon the conversion of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, or transfer.
     (e) In the event that Holding consummates any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, the Series A Preferred Stock will, in connection with such consolidation, merger or similar business combination, be assumed by and become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series A Preferred Stock be convertible on the terms and conditions described above, into the nature and kind of consideration so receivable by a holder of the number of shares of Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such transaction. If by virtue of the structure of such transaction, however, a holder of Common Stock is required to make election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Series A Preferred Stock, then the Series A Preferred Stock, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, will be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Series A Preferred Stock could have been converted immediately prior to such transaction if the holder of Common Stock failed to exercise any rights of election. The rights of the Series A Preferred Stock as preferred stock to the successor or resulting corporation will successively be subject to adjustment after any such transaction as nearly equivalent as practicable to the adjustments in existence prior to such transaction. Holding will not consummate any such merger, consolidation or similar transaction unless all then outstanding Series A Preferred Stock will be assumed and authorized by the successor or resulting corporation as provided above.
     (f) Upon the conversion of Series A Preferred Stock, no dividends thereon will be due or payable for any period unless previously declared, but not yet paid.
     4. Liquidation Preferences.
     (a) In the event of any liquidation of Holding, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of Holding available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series A Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of Holding.
     (b) In the event that the assets of Holding available for distribution to shareholders upon any liquidation of Holding, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred. Stock and any Parity Stock, the holders of Series A Preferred Stock and Parity Stock shall share ratably in any distribution of assets of Holding in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of Holding with or into any other entity, the merger or consolidation of any other entity with or into Holding, or the sale, lease or conveyance of all or substantially all of the property or business of Holding, shall not be deemed to constitute a liquidation of Holding within the meaning of this Section 4.

     5. Redemption
     (a) Holders of the Series A Preferred Stock will have no right to require Holding to redeem or repurchase the Series A Preferred Stock, and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series A Preferred Stock will not be redeemable prior to July 1, 2002. On or after such date, the Series A Preferred Stock will be redeemable at the option of Holding, in whole or in part, at any time or from time to time, at the option of Holding upon not less than 30 nor more than 60 days’ notice by mail, at the redemption prices set forth below, during the 12-month periods beginning on July 1 of the years set forth below, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption.

REDEMPTION
YEAR	PRICE
2002	$26.00
2003	$25.75
2004	$25.50
2005	$25.25
2006 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series A Preferred Stock are to be redeemed at the option of Holding, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series A Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless Holding obtains a ruling from the Puerto Rico Treasury Department or an opinion froth reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend tinder Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series A Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of Holding. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by Holding in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of Holding shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by Holding in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (e) At its option, Holding may, on or prior to the Redemption Date; irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series A Preferred Stock to be redeemed with a bank or trust bank designated by Holding having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which Holding shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series A Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series A Preferred Stock to be redeemed, Holding shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series A Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to Holding forthwith and thereafter the holders of the Series A Preferred Stock called for redemption with respect to which such funds were deposited shall look only to Holding for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to Holding and shall be paid to it from time to time on demand. Any of the Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series A Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of the stockholders of Holding.
     (b) If at the time of any annual meeting of Holding’s stockholders for the election of directors, Holding has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of Holding shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series A Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to Holding’s failure to pay dividends, will be entitled to elect such additional director to serve on Holding’s Board of Directors. Such director elected by the holders of the Series A Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of 12 monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series A Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either if writing or by a vote at a meeting called for the purpose at which the holders of Series A Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series A Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of Holding, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Preferred Stock). Notwithstanding the foregoing, Holding may, without the consent or sanction of the holders of Series A Preferred Stock, authorize or issue capital stock of Holding ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series A Preferred Stock.

     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series A Preferred Stock (and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for the purpose at which the holders of Series A Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to aeries, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of Holding into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase. any shares of any class of stock of Holding ranking prior to both the Series A Preferred Stock and any other series of Parity Stock. Subject to the foregoing, Holding’s Certificate of Incorporation may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series A Preferred Stock. No vote of the holders of the Series A Preferred Stock and any other series of Parity Stock will be required for I-folding to redeem or purchase and cancel the Series A Preferred Stock in accordance with the Holding’s Certificate of Incorporation.
     7. Re-acquired Shares. Series A Preferred Stock redeemed, or otherwise purchased or acquired by Holding shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
EIGHTH
     The Board of Directors has approved the issuance of shares of 7.25% Non-Cumulative Preferred Stock 1999 Series B, liquidation preference $25.00 per share, par value $1.00 per share. The Board of Directors of Holding has fixed the powers, preferences, rights and qualifications, limitations and restrictions as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “7.25% Non-cumulative Monthly Income Preferred Stock, 1999 Series B” (hereinafter referred to as “Series B Preferred Stock”), and the number of shares constituting such series shall be 2,001,000, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series B Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, 1998 Series A and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series B Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series B Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series B Preferred Stock and any series of Parity Stock at the time outstanding.

     2. Dividend Rights.
     (a) The holders of Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 7.25% of the liquidation preference of $25 per share (equivalent to $1.8125 per share per annum), (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (1) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.
     (b) Dividends shall be non-cumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series B Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series B Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series B Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series B Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series B Preferred Stock.
     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock, After payment of the full amount of such liquidating distributions, the holders of Series B Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.

     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series B Preferred Stock and any Parity Stock, the holders of Series B Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.
     4. No Maturity Date or Mandatory Redemption.
     The Series B Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series B Preferred Stock.
     5. Redemption.
     (a) Holders of the Series B Preferred Stock will have no right to require the Company to redeem or repurchase the Series B Preferred Stock, and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series B Preferred Stock will be redeemable, in whole or in part, after May 28, 2004, at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the redemption prices set forth below, during the 12-month periods beginning on May 28 of the years set forth below, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption.

REDEMPTION
YEAR	PRICE
2004	$26.00
2005	$25.50
2006 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series B Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule of regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series B Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series B Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series B Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series B Preferred Stock to be redeemed. if such deposit is made and the funds so deposited are made immediately available to the holders of the Series B Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series B Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series B Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series B Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series B Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series B Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series B Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.

     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series B Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series B Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series B Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series B Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series B Preferred Stock.
     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series B Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series B Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series B Preferred Stock and any other series of Parity Stock. Subject to the foregoing, the Company’s Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series B Preferred Stock. No vote of the holders of the Series B Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series B Preferred Stock in accordance with the Charter or this Certificate of Corporate Resolution for the Series B Preferred Stock.
     7. Re-acquired Shares. Series B Preferred Stock redeemed, or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
NINTH
     The Board of Directors has approved the issuance of 7.60% Non-cumulative Preferred Stock, 2001 Series C, liquidation preference $25 per share, par value $1.00 per share, of the Company and fixes the designation of such 7.60% Non-cumulative Monthly Income Preferred Stock, 2001 Series C, liquidation preference $25 per share, and the powers, preferences, rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Charter, as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “7.60% Non-cumulative Monthly Income Preferred Stock, 2001 Series C” (hereinafter referred to as “Series C Preferred Stock”), and the number of shares constituting such series shall be 2,208,000, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series C Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii)

on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, Series A and the Company’s 7.25% Non-cumulative Monthly Income Preferred Stock, 1999 Series B and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series C Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series C Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series C Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series C Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividend Rights.
     (a) The holders of Series C Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 7.60% of the liquidation preference of $25 per share (equivalent to $1.90 per share per annum) (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (i) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.
     (b) Dividends shall be non-cumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series C Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series C Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series C Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series C Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.

     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series C Preferred Stock.
     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series C Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.
     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series C Preferred Stock and any Parity Stock, the holders of Series C Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.
     4. No Maturity Date or Mandatory Redemption.
     The Series C Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series C Preferred Stock.
     5. Redemption.
     (a) Holders of the Series C Preferred Stock will have no right to require the Company to redeem or repurchase the Series C Preferred Stock and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series C Preferred Stock will not be redeemable, in whole or in part, before March 30, 2006. After March 30, 2006, the Series C Preferred Stock will be redeemable at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the following redemption prices, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption:

REDEMPTION
YEAR	PRICE
2006	$25.50
2007	$25.25
2008 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series C Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series C

Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series C Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series C Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series C Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series C Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series C Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series C Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series C Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     (g) To the extent required to have the Series C Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series C Preferred Stock may not be redeemed by the Company without the prior consent of the Board of Governors of the Federal Reserve System.

     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series C Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series C Preferred Stock, along with-the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series C Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series C Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series C Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series C Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series C Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series C Preferred Stock.
     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series C Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series C Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series C Preferred Stock and any other series of Parity Stock. Subject to the foregoing, the Company’s Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series C Preferred Stock. No vote of the holders of the Series C Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series C Preferred Stock in accordance with the Charter or this Certificate of Corporate Resolution for the Series C Preferred Stock.
     7. Conversion. The Series C Preferred Stock will not be convertible into or exchangeable for any other securities of the Company.
     8. Replacement or Lost Certificates. If any certificate for a share of Series C Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, subject to compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Company in connection with the request, as the Board of Directors of the Company may determine.

     9. No Preemptive Rights. Holders of Series C Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Company.
TENTH
     The Board of Directors has approved the issuance of 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D, liquidation preference $25 per share, par value $1.00 per share of the Company and fixes the designation of such 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D, liquidation preference $25 per share, and the powers, preferences, rights and qualifications, limitations and restrictions thereof, in addition to those set forth in the Charter, as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D” (hereinafter referred to as “Series D Preferred Stock”), and the number of shares constituting such series shall be 1,792,000, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series D Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series D Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series D Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, Series A, the Company’s 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, and the Company’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C, and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series D Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series D Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series D Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series D Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividend Rights.
     (a) The holders of Series D Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 7.40% of the liquidation preference of $25 per share (equivalent to $1.85 per share per annum) (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (1) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.

     (b) Dividends shall be noncumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series D Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series D Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series D Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series D Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series D Preferred Stock.
     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series D Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series D Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.
     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series D Preferred Stock and any Parity Stock, the holders of Series D Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.
     4. No Maturity Date or Mandatory Redemption.
     The Series D Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series D Preferred Stock.

     5. Redemption.
     (a) Holders of the Series D Preferred Stock will have no right to require the Company to redeem or repurchase the Series D Preferred Stock and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series D Preferred Stock will be redeemable, in whole or in part after August 1, 2006, at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the following redemption prices, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption:

REDEMPTION
YEAR	PRICE
2006	$25.50
2007	$25.25
2008 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series D Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series D Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series D Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series D Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York,

San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series D Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series D Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series D Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series D Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series D Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     (g) To the extent required to have the Series D Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series D Preferred Stock may not be redeemed by the Company without the prior consent of the Board of Governors of the Federal Reserve System.
     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series D Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series D Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series D Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series D Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series D Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series D Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series D Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series D Preferred Stock.

     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series D Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series D Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series D Preferred Stock and any other, series of Parity Stock. Subject to the foregoing, the Company’s Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series D Preferred Stock. No vote of the holders of the Series D Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series D Preferred Stock in accordance with the Charter or this Certificate 31 of Corporate Resolution for the Series D Preferred Stock.
     7. Conversion. The Series D Preferred Stock will not be convertible into or exchangeable for any other securities of the Company.
     8. Replacement or Lost Certificates. If any certificate for a share of Series D Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, subject to compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Company in connection with the request, as the Board of Directors of the Company may determine.
     9. No Preemptive Rights. Holders of Series D Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Company.
ELEVENTH
     The Board of Directors has approved the issuance of 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E, liquidation preference $25 per share, par value $1.00 per share, of the Company and fixes the designation of such 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E, liquidation preference $25 per share, and the powers, preferences, rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Charter, as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E” (hereinafter referred to as “Series E Preferred Stock”), and the number of shares constituting such series shall be 1,725,0000, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series E Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series E Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series E Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, Series A, the Company’s 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, the Company’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C, and the Company’s 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D, and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series E Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series E Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series E Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series E Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividends. Rights.
     (a) The holders of Series E Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 6.875% of the liquidation preference of $25 per share (equivalent to $1.71875 per share per annum) (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (1) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.
     (b) Dividends shall be noncumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series E Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series E Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series E Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series E Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series E Preferred Stock.

     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series E Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.
     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series E Preferred Stock and any Parity Stock, the holders of Series E Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.
     4. No Maturity Date or Mandatory Redemption.
     The Series E Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series E Preferred Stock.
     5. Redemption.
     (a) Holders of the Series E Preferred Stock will have no right to require the Company to redeem or repurchase the Series E Preferred Stock and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series E Preferred Stock will not be redeemable, in whole or in part, before October 31, 2007. After October 31, 2007, the Series E Preferred Stock will be redeemable at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the following redemption prices, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption:

REDEMPTION
YEAR	PRICE
2007	$25.50
2008	$25.25
2009 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series E Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series E Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series E Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series E Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series E Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series E Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series E Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series E Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series E Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     (g) To the extent required to have the Series E Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series E Preferred Stock may not be redeemed by the Company without the prior consent of the Board of Governors of the Federal Reserve System.

     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series E Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series E Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series E Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series E Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series E Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series E Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series E Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series E Preferred Stock.
     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series E Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series E Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series E Preferred Stock and any other series of Parity Stock. Subject to the foregoing, the Company’s Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series E Preferred Stock. No vote of the holders of the Series E Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series E Preferred Stock in accordance with the Charter or this Certificate of Corporate Resolution for the Series E Preferred Stock.
     7. Conversion. The Series E Preferred Stock will not be convertible into or exchangeable for any other securities of the Company.
     8. Replacement or Lost Certificates. If any certificate for a share of Series E Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, subject to compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Company in connection with the request, as the Board of Directors of the Company may determine.

     9. No Preemptive Rights. Holders of Series E Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Company.
TWELFTH
     The Board of Directors has approved the issuance of 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F, liquidation preference $25 per share, par value $1.00 per share, of the Company and fixes the designation of such 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F, liquidation preference $25 per share, and the powers, preferences, rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Charter, as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F” (hereinafter referred to as “Series F Preferred Stock”), and the number of shares constituting such series shall be 4,232,000, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series F Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series F Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series F Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, Series A, the Company’s 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, the Company’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C, the Company’s 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D, and the Company’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series F Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series F Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series F Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series F Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividend Rights.
     (a) The holders of Series F Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 6.70% of the liquidation preference of $25 per share (equivalent to $1.675 per share per annum) (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (1) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.
     (b) Dividends shall be noncumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series F Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series F Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series F Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series F Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series F Preferred Stock.
     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series F Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series F Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.
     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series F Preferred Stock and any Parity Stock, the holders of Series F Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.

     4. No Maturity Date or Mandatory Redemption.
     The Series F Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series F Preferred Stock.
     5. Redemption.
     (a) Holders of the Series F Preferred Stock will have no right to require the Company to redeem or repurchase the Series F Preferred Stock and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series F Preferred Stock will not be redeemable, in whole or in part, before May 30, 2008. After May 30, 2008, the Series F Preferred Stock will be redeemable at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the following redemption prices, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption:

REDEMPTION
YEAR	PRICE
2008	$25.50
2009	$25.25
2010 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series F Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series F Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series F Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series F Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series F Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series F Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series F Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series F Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series F Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     (g) To the extent required to have the Series F Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series F Preferred Stock may not be redeemed by the Company without the prior consent of the Board of Governors of the Federal Reserve System.
     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series F Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series F Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series F Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series F Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series F Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series F Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series F Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series F Preferred Stock.
     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series F Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series F Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series F Preferred Stock and any other series of Parity Stock. Subject to the foregoing, the Company’s Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series F Preferred Stock. No vote of the holders of the Series F Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series F Preferred Stock in accordance with the Charter or this Certificate of Corporate Resolution for the Series F Preferred Stock.
     7. Conversion. The Series F Preferred Stock will not be convertible into or exchangeable for any other securities of the Company.
     8. Replacement or Lost Certificates. If any certificate for a share of Series F Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, subject to compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Company in connection with the request, as the Board of Directors of the Company may determine.
     9. No Preemptive Rights. Holders of Series F Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Company.
THIRTEENTH
     The Board of Directors has approved the issuance of 6.90% Noncumulative Monthly Income Preferred Stock, 2003 Series G, liquidation preference $25 per share, par value $1.00 per share, of the Company and fixes the designation of such 6.90% Noncumulative Monthly Income Preferred Stock, 2003 Series G, liquidation preference $25 per share, and the powers, preferences, rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Charter, as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “6.90% Noncumulative Monthly Income Preferred Stock, 2003 Series G” (hereinafter referred to as “Series G Preferred Stock”), and the number of shares constituting such series shall be 3,036,000, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series G Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series G Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, Series A, the Company’s 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, the Company’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C, the Company’s 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D, the Company’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E and the Company’s 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F, and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series G Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series G Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.
     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series G Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series G Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividend Rights.
     (a) The holders of Series G Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 6.90% of the liquidation preference of $25 per share (equivalent to $1.725 per share per annum) (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (1) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.
     (b) Dividends shall be noncumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series G Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series G Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series G Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).

     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series G Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series G Preferred Stock.
     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series G Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $25 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series G Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.
     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series G Preferred Stock and any Parity Stock, the holders of Series G Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.
     4. No Maturity Date or Mandatory Redemption.
     The Series G Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series G Preferred Stock.
     5. Redemption.
     (a) Holders of the Series G Preferred Stock will have no right to require the Company to redeem or repurchase the Series G Preferred Stock and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series G Preferred Stock will not be redeemable, in whole or in part, before August 29, 2008. After August 29, 2008, the Series G Preferred Stock will be redeemable at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the following redemption prices, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption:

REDEMPTION
YEAR	PRICE
2008	$25.50
2009	$25.25
2010 and thereafter	$25.00
     (c) If less than all of the outstanding shares of the Series G Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series G Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series G Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series G Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series G Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series G Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series G Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.

     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series G Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series G Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     (g) To the extent required to have the Series G Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series G Preferred Stock may not be redeemed by the Company without the prior consent of the Board of Governors of the Federal Reserve System.
     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series G Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the 18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series G Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series G Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series G Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series G Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series G Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series G Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series G Preferred Stock.
     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series G Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series G Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series G Preferred Stock and any other series of Parity Stock. Subject to the foregoing, the Company’s

Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series G Preferred Stock. No vote of the holders of the Series G Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series G Preferred Stock in accordance with the Charter or this Certificate of Corporate Resolution for the Series G Preferred Stock.
     7. Conversion. The Series G Preferred Stock will not be convertible into or exchangeable for any other securities of the Company.
     8. Replacement or Lost Certificates. If any certificate for a share of Series G Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, subject to compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Company in connection with the request, as the Board of Directors of the Company may determine.
     9. No Preemptive Rights. Holders of Series G Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Company.
FOURTEENTH
     The Board of Directors has approved the issuance of 6.70% Noncumulative Monthly Income Preferred Stock, 2004 Series H, liquidation preference $50.00 per share, par value $1.00 per share, of the Company and fixes the designation of such 6.70% Noncumulative Monthly Income Preferred Stock, 2004 Series H, liquidation preference $50.00 per share, and the powers, preferences, rights, and qualifications, limitations and restrictions thereof, in addition to those set forth in the Charter, as follows:
     1. Designation; Ranking.
     (a) The designation of such series of Preferred Stock shall be “6.70% Noncumulative Monthly Income Preferred Stock, 2004 Series H” (hereinafter referred to as “Series H Preferred Stock”), and the number of shares constituting such series shall be 3,076,800, which number may be increased (but not above the total number of shares of authorized Preferred Stock) or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) from time to time by the Board of Directors.
     (b) The Series H Preferred Stock will, with respect to dividend rights and rights on liquidation, rank (i) senior to all classes of common stock of the Company, par value $1.00 per share (the “Common Stock”) and to all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank junior to the Series H Preferred Stock (or to all series of the Preferred Stock in general) as to dividends and the distribution of assets upon liquidation (the Common Stock, together with such other equity securities, being hereinafter referred to as “Junior Stock”); (ii) on a parity with the Company’s 7.125% Non-Cumulative, Convertible Preferred Stock, Series A, the Company’s 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, the Company’s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C, the Company’s 7.40% Noncumulative Monthly Income Preferred Stock, 2001 Series D, the Company’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E, the Company’s 6.70% Noncumulative Monthly Income Preferred Stock, 2003 Series F, and the Company’s 6.90% Noncumulative Monthly Income Preferred Stock, 2003 Series G and all other equity securities issued by the Company the terms of which specifically provide that such equity securities will rank on a parity to the Series H Preferred Stock as to dividends or the distribution of assets upon liquidation (“Parity Stock”); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities will rank senior to the Series H Preferred Stock as to dividends or the distribution of assets upon liquidation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.

     (c) The Company may not issue capital stock ranking, as to dividend rights or rights on liquidation, senior to the Series H Preferred Stock except with the consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series H Preferred Stock and any series of Parity Stock at the time outstanding.
     2. Dividend Rights.
     (a) The holders of Series H Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefore, cash dividends, accruing from the date of original issuance (the “Issue Date”) at the annual rate per share of 6.70% of the liquidation preference of $50.00 per share (equivalent to $3.35 per share per annum) (the “Dividends”), payable, when, as and if declared by the Board of Directors, monthly in arrears on the 15th day of each month (each monthly period ending on any such date being hereinafter referred to as a “dividend period”), at such annual rate. Dividends in each dividend period shall accrue from the first day of such period, whether or not declared or paid for the prior dividend period (except that the first Dividends payable after the Issue Date shall accrue from the Issue Date). Each declared Dividend shall be payable to holders of record as they appear at the close of business on the stock register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. Dividends (1) for any period other than a full dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months and (2) for each full dividend period, will be computed by dividing the annual dividend rate by 12.
     (b) Dividends shall be noncumulative. The Company is not obligated or required to declare or pay Dividends, even if it has funds available for the payment of such dividends. If the Board of Directors of the Company or an authorized committee thereof does not declare a Dividend payable on a dividend payment date, then the holders of such Series H Preferred Stock shall have no right to receive a Dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay a Dividend accrued for such dividend period or to pay any interest thereon, whether or not dividends on such Series H Preferred Stock or the Common Stock are declared for any future dividend period.
     (c) If all Dividends due and payable for each of the twelve previous monthly dividend periods (or such fewer dividend periods as there actually are) shall not have been declared and paid, or declared and a sum sufficient for the payment thereof shall not have been set apart for such payments, or the Company has defaulted on the payment of the redemption price of any Series H Preferred Stock called for redemption, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon the Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such stock) by the Company (except by conversion into or exchange for other Junior Stock).
     (d) When Dividends and dividends upon any Parity Stock are not paid in full (or a sum sufficient for such full payment is not set apart), all dividends declared upon the Series H Preferred Stock and any Parity Stock will be declared pro rata so that the amount of Dividends and dividends upon the other series of capital stock will in all cases bear to each other the same ratio that full Dividends, for the then-current dividend period (which will not include any accumulation in respect of unpaid Dividends for prior dividend periods), and full dividends, including required or permitted accumulations, if any, on the Parity Stock, bear to each other.
     (e) Subject to any applicable laws and regulations, each Dividend payment will be made by U.S. dollar check drawn on a bank in New York, New York or San Juan, Puerto Rico and mailed to the record holder thereof at such holder’s address as it appears on the register for such Series H Preferred Stock.
     3. Liquidation Preferences.
     (a) In the event of any liquidation of the Company, whether voluntary or involuntary, the holders of Series H Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders an amount equal to $50.00 per share, plus accrued and unpaid dividends, if any, for the then-current monthly dividend period to the date of payment, and no more (the “Liquidation Preference”), before any distribution shall be made to the holders of Junior Stock. After payment of the full amount of such liquidating distributions, the holders of Series H Preferred Stock will not be entitled to any further participation in any distribution of the remaining assets of the Company.
     (b) If the assets of the Company available for distribution to shareholders upon any liquidation of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series H Preferred Stock and any Parity Stock, the holders of Series H Preferred Stock and Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
     (c) The merger or consolidation of the Company with or into any other entity, the merger or consolidation of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation of the Company within the meaning of this Section 3.
     4. No Maturity Date or Mandatory Redemption.
     The Series H Preferred Stock will not mature on a specified date and is not subject to any mandatory redemption, sinking fund or similar obligation. Holders will have no right to require the Company to repurchase or redeem any shares of Series H Preferred Stock.
     5. Redemption.
     (a) Holders of the Series H Preferred Stock will have no right to require the Company to redeem or repurchase the Series H Preferred Stock and such shares are not subject to any sinking fund or similar obligation.
     (b) The Series H Preferred Stock will not be redeemable, in whole or in part, before December 21, 2009. After December 21, 2009, the Series H Preferred Stock will be redeemable at the option of the Company, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice by mail, at the following redemption prices, plus accrued and unpaid dividends, if any, for the then-current dividend period to the date fixed for redemption:

REDEMPTION
YEAR	PRICE
2009	$51.00
2010	$50.50
2011 and thereafter	$50.00
     (c) If less than all of the outstanding shares of the Series H Preferred Stock are to be redeemed at the option of the Company, the total number of shares to be redeemed in such redemption shall be determined by the Board of Directors, and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the Board of Directors or by such other method as the Board of Directors may approve and deem fair and appropriate, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the Series H Preferred Stock may at the time be listed or eligible for quotation; provided that, the shares of a holder must be redeemable in full unless the Company obtains a ruling from the Puerto Rico Treasury Department or an opinion from reputable counsel knowledgeable in Puerto Rico income tax matters to the effect that the redemption in part of the holder’s shares is not equivalent to a dividend under Puerto Rico law.
     (d) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to each holder of record of the Series H Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received, and failure to duly give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series H Preferred Stock. Such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) the number of shares of Series H Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that after such Redemption Date the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the Redemption Date funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the Redemption Date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the redemption price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the redemption price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (e) At its option, the Company may, on or prior to the Redemption Date, irrevocably deposit the aggregate amount payable upon redemption of the shares of the Series H Preferred Stock to be redeemed with a bank or trust bank designated by the Company having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which the Company shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital surplus (as shown by its latest published statement) of at least $50,000,000 (hereinafter referred to as the “Depository”), to be held in trust by the Depository for payment to the holders of the Series H Preferred Stock to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Series H Preferred Stock to be redeemed, the Company shall thereupon be released and discharged (subject to the provisions described in the next paragraph) from any obligation to make payment of the amount payable upon redemption of the Series H Preferred Stock to be redeemed, and the holders of such shares shall look only to the Depository for such payment.
     (f) Any funds remaining unclaimed at the end of two years from and after the Redemption Date in respect of which such funds were deposited shall be returned to the Company forthwith and thereafter the holders of the Series H Preferred Stock called for redemption with respect to which such funds were deposited shall look only to the Company for the payment of the redemption price thereof. Any interest accrued on any funds deposited with the Depository shall belong to the Company and shall be paid to it from time to time on demand. Any of the Series H Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred shares, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.
     (g) To the extent required to have the Series H Preferred Stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of Series H Preferred Stock may not be redeemed by the Company without the prior consent of the Board of Governors of the Federal Reserve System.
     6. Voting Rights.
     (a) Except as expressly required by applicable law, or except as indicated below, the holders of the Series H Preferred Stock will not be entitled to receive notice of, or attend or vote at, any meeting of the stockholders of the Company.
     (b) If at the time of any annual meeting of the Company’s stockholders for the election of directors, the Company has failed to pay or declare and set aside for payment a monthly Dividend for each of the

18 preceding monthly dividend periods, the number of directors then constituting the Board of Directors of the Company shall be increased by one (if not already increased by one due to a default in preference dividends), and at such annual meeting the holders of the Series H Preferred Stock, along with the holders of any other series of Preferred Stock which may have voting rights due to the Company’s failure to pay dividends, will be entitled to elect such additional director to serve on the Company’s Board of Directors. Such director elected by the holders of the Series H Preferred Stock and any other Preferred Stock shall continue to serve as director until the earlier of (i) the full term for which he or she shall have been elected or (ii) the payment of twelve consecutive monthly Dividends.
     (c) Unless the vote or consent of the holders of a greater number of shares is then required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series H Preferred Stock and of the shares of any Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series H Preferred Stock and any such other series of Parity Stock will vote together as a single class without regard to series, will be necessary for authorizing, effecting or validating any variation or abrogation of the powers, preferences, rights, privileges, qualifications, limitations and restrictions of the Series H Preferred Stock or any such other series of Parity Stock by way of amendment, alteration or repeal of any of the provisions of the Charter of the Company, or of any amendment or supplement thereto, or otherwise (including any certificate of amendment or any similar document relating to any series of Company preferred stock). Notwithstanding the foregoing, the Company may, without the consent or sanction of the holders of Series H Preferred Stock, authorize or issue capital stock of the Company ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on a parity with or junior to the Series H Preferred Stock.
     (d) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least two-thirds of the aggregate liquidation preference of the Series H Preferred Stock and any other series of Parity Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of Series H Preferred Stock and any such other series of Parity Stock shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized capital stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to both the Series H Preferred Stock and any other series of Parity Stock. Subject to the foregoing, the Company’s Charter may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Series H Preferred Stock. No vote of the holders of the Series H Preferred Stock and any other series of Parity Stock will be required for the Company to redeem or purchase and cancel the Series H Preferred Stock in accordance with the Charter or this Certificate of Corporate Resolution for the Series H Preferred Stock.
     7. Conversion. The Series H Preferred Stock will not be convertible into or exchangeable for any other securities of the Company.
     8. Replacement or Lost Certificates. If any certificate for a share of Series H Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, a new certificate representing the same share shall be issued to the holder upon request subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, subject to compliance with such conditions as to evidence, indemnity and the payment of out-of-pocket expenses of the Company in connection with the request, as the Board of Directors of the Company may determine.
     9. No Preemptive Rights. Holders of Series H Preferred Stock will have no preemptive or preferential rights to purchase any securities of the Company.
FIFTEENTH
     The holders of Common and Preferred Stock of Holding shall not have any preemptive or preferential right of subscription to or purchase of any shares, nor to any obligations convertible into any shares of

Holding; whether now or hereafter authorized, except as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.
SIXTEENTH
     Holding shall hold at least one annual meeting of stockholders each year, at such place and date prescribed by the By-laws of Holding. Special meetings may be called only by the President and Board of Directors.
     The annual meeting shall be convened by mailing a notice to each stockholder at least ten (10) days, but not more than sixty (60) days prior to the date for the meeting.
     Notices of special meetings of stockholders shall contain the same information as notices of annual meetings of stockholders, but they shall also contain information in connection with the reasons for the call to the meeting and in connection with the different matters to be considered and voted upon at the meeting. Notices prepared in accordance with these provisions shall be required in order to hold a valid stockholders’ meeting, and dispensing therewith shall be excused only by the written consent of the stockholders.
SEVENTEENTH
     In order to be valid and unless a higher vote is required by applicable law or this Certificate of Incorporation, such resolutions as may be adopted at stockholders meetings shall be approved by the majority of the outstanding shares of voting capital stock present or represented by proxy if a quorum is present.
EIGHTEENTH
     Holding shall indemnify any person who was or is a party or is threatened to be made a party to any imminent, pending or resolved action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Holding) by reason of the fact that he is or was a director, officer, employee or agent of Holding, or is or was serving at the request of Holding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against expenses (including attorneys’ fees), adjustments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if it is formally determined by the Board of Directors, or other committee or entity empowered to make such determination, that he acted in good faith and in a manner he reasonably deemed consistent with and not opposed to the best interests of Holding, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith nor in a manner which he reasonably believed to be consistent with or not opposed to the best interests of Holding and, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.
     Holding shall indemnify any person who was or is a party or is threatened to be made a party to any imminent, pending or resolved action, suit or proceeding by or in the right of Holding to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Holding, or is or was serving at the request of Holding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if it is formally determined by the Board of Directors, or other committee or entity empowered to make such determination, that he acted in good faith and in a manner he reasonably deemed consistent with or not opposed to the best interests of Holding, except that no indemnification shall be made in respect of any claim, matter or controversy as to which such person shall have been determined to be liable to Holding unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     To the extent that a director, officer, employee or agent of Holding has prevailed on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2 of this Article EIGHTEENTH or in defense of any claim, matter or controversy relating thereto, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     Any indemnification under paragraphs 1 or 2 of this Article EIGHTEENTH (unless ordered by a court) shall be made by Holding only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper iii the circumstances because he has met the applicable norms of conduct set forth in those paragraphs. Such determination shall be made (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even if the directors constitute less than a quorum, or (b) if there are no such directors of if such directors so determine, by independent legal counsel in a written opinion, or (c) by the stockholders.
     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Holding in advance of the final resolution of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by Holding as authorized in this Article EIGHTEENTH.
     The indemnification provided by this Article EIGHTEENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law agreement, vote of uninvolved stockholders, directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Holding may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, in the name of any person who is or was a director, officer, employee or agent of Holding, or is or was serving at the request of Holding as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not Holding has the power to indemnify him against such liability pursuant to this Article EIGHTEENTH and applicable law.
     For purposes of this Article EIGHTEENTH, Holding includes any constituent corporation of a consolidation or merger which is absorbed in a consolidation or merger, which, if it had continued its independent legal existence, would have had the power and the authority to compensate its officers, directors, employees and agents.
NINETEENTH
     This Certificate of Incorporation may be amended in the manner provided for herein and in the Corporations Law.
     The By-laws of Holding may be amended, altered or modified or new by-laws may be adopted by the Board of Directors or at any annual or special meeting of stockholders in accordance with applicable provisions of the Corporations Law.
     Calls for meetings of stockholders shall clearly describe any and all amendments to the Certificate of Incorporation or the By-laws to be considered and voted upon at the meetings, but it shall not be necessary to include in any such calls the wording of the amendments or the new text of the paragraph or section, it being sufficient to designate therein the amendments by the number of the paragraph or the section intended to be amended.

TWENTIETH
The name and the postal and physical address of the sole incorporator are as follows:

NAME:	POSTAL AND PHYSICAL ADDRESS:

Frank C. Stipes, Esq.	19 W. McKinley Street
Mayaguez, Puerto Rico 00680